SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders of VASCO Data Security International, Inc. (the “Company”) was held June 15, 2016.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	To elect five directors to serve on the Board of Directors until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until he or she resigns, dies or is removed ;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes regarding the election of the director nominees proposed by the Company’s Board of Directors were as follows:

	Shares Voted in	Shares Withholding	Broker
	Favor of	Authority	Non-Votes
T. Kendall Hunt	24,988,782	599,154	7,193,403
Michael P. Cullinane	25,003,646	584,290	7,193,403
John N. Fox, Jr.	24,999,823	588,113	7,193,403
Jean K. Holley	24,580,484	1,007,452	7,193,403
Matthew Moog	25,001,800	586,136	7,193,403

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 received the following votes:

Shares Voted	Shares Voted		Broker
For	Against	Abstentions	Non-Votes
32,151,244	520,725	109,370	0

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was duly ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	VASCO Data Security International, Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer